Exhibit 99.1

Encore Capital Group Announces Fourth Quarter and Full-Year 2014 Financial Results;
Global Expansion Drives Strong Quarter and Record Year

•	Fourth quarter GAAP EPS increases 20% to $1.04

•	Fourth quarter Non-GAAP Economic EPS increases 11% to $1.17

•	Full-year GAAP EPS increases 30% to record $3.83

•	Full-year Non-GAAP Economic EPS increases 17% to record $4.52

•	Estimated Remaining Collections increase to record $5.2 billion

•	Encore deploys $275 million worldwide in fourth quarter, $113 million in Europe

SAN DIEGO, February 26, 2015 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2014.

“Encore delivered strong fourth quarter results, capping off an outstanding year for our company. Our expansion strategy has transformed our business and the composition of our financial results, driving record levels of deployments, collections, revenue and earnings in 2014,” said Kenneth A. Vecchione, the Company’s President and Chief Executive Officer. “Our diversification has positioned us to be able to deploy capital in a number of different asset classes and geographies around the world in order to maximize expected returns.”

“Additionally, operational improvements, some driven by strategic combinations, are beginning to deliver increased efficiencies and higher levels of productivity, and are a testament to the dedication demonstrated by Encore’s hard-working people throughout our global business.”

Financial Highlights for the Fourth Quarter of 2014:

•	Estimated Remaining Collections (ERC) grew 30% to a record $5.2 billion, compared to $4.0 billion at the end of last year.

•	Gross collections from the portfolio purchasing and recovery business grew 12% to $394 million, compared to $351 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $259 million, to purchase $2.4 billion in face value of debt, compared to $105 million, to purchase $1.0 billion in face value of debt in the same period of the prior year.

•	Total revenues increased 17% to a record $277 million, compared to $237 million in the same period of the prior year.

•
Total operating expenses increased 12% to $188 million, compared to $168 million in the same period of the prior year. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition and integration related expenses) per dollar collected for the portfolio purchasing and recovery business decreased to 39.8% compared to 42.1% in the same period of the prior year.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time items, and acquisition and integration related expenses), increased 17% to $241 million, compared to $206 million in the same period of the prior year.

•	Total interest expense increased to $42.3 million, as compared to $29.7 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

Encore Capital Group, Inc.

•
Net income from continuing operations attributable to Encore was $28.3 million, or $1.04 per fully diluted share, compared to net income from continuing operations attributable to Encore of $24.4 million, or $0.87 per fully diluted share, in the same period of the prior year.

•
Adjusted income from continuing operations attributable to Encore (defined as net income from continuing operations attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, and acquisition and integration related expenses, all net of tax) was $30.6 million, compared to adjusted income from continuing operations attributable to Encore of $28.3 million in the same period of the prior year.

•
Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) grew 11% to $1.17, compared to $1.05 in the same period of the prior year. In the fourth quarter, Economic EPS adjusts for approximately 1.0 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $188 million as of December 31, 2014, not including the $250 million additional capacity provided by the facility’s accordion feature. Total debt was $2.8 billion as of December 31, 2014, compared to $1.9 billion as of December 31, 2013.

Financial Highlights for the Full Year of 2014:

•	Gross collections from the portfolio purchasing and recovery business grew 26% to $1.61 billion, compared to $1.28 billion in 2013.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $1.25 billion, to purchase $13.8 billion in face value of debt, compared to $1.20 billion, to purchase $85.0 billion in face value of debt in the prior year, which included Encore’s acquisition of Asset Acceptance Capital Corp. in its entirety.

•	Total revenues increased 39% to $1.07 billion, compared to $773 million in 2013.

•
Total operating expenses were $753 million, a 31% increase over the $575 million in 2013. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition and integration related expenses) per dollar collected for the portfolio purchasing and recovery business decreased to 38.6% compared to 39.1% in 2013.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, on-time items, and acquisition and integration related expenses) increased 27% to $999 million, compared to $784 million in 2013.

•	Total interest expense increased to $167 million, as compared to $73 million in 2013, reflecting the financing of Encore’s recent acquisitions.

•	Net income from continuing operations attributable to Encore was $105 million or $3.83 per fully diluted share, compared to $77 million or $2.94 per fully diluted share in 2013.

•
Adjusted income from continuing operations attributable to Encore (defined as net income from continuing operations attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, and acquisition and integration related expenses, all net of tax) increased to $119 million, compared to adjusted income from continuing operations attributable to Encore of $99 million in 2013.

•	Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) grew 17% to $4.52, compared to $3.86 in 2013. Economic EPS adjusts for

Encore Capital Group, Inc.

approximately 1.1 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes.

Conference Call and Webcast
The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (877) 670-9781 or (408) 940-3818. The Conference ID is 84994259. To access the live webcast via the Internet, log on at the Investors page of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income from continuing operations attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income from continuing operations attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group, an international specialty finance company, provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from selected taxing authorities. Through its subsidiaries in the United Kingdom, Cabot Credit Management, Marlin Financial Services and Grove Capital Management, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom, Spain and Ireland. Through its Refinancia subsidiary, the Company services distressed consumer debt in Colombia and Peru. Encore’s success and future growth are driven by its sophisticated and widespread use of analytics, its broad

Encore Capital Group, Inc.

investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company’s demonstrated commitment to conducting business ethically and in ways that support its consumers’ financial recovery.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Encore Capital Group, Inc.
Jonathan Clark (858) 309-6946
jonathan.clark@encorecapital.com

Bruce Thomas (858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$124,163	$126,213
Investment in receivable portfolios, net	2,143,560	1,590,249
Receivables secured by property tax liens, net	259,432	212,814
Property and equipment, net	66,969	55,783
Deferred court costs, net	60,412	41,219
Other assets	197,666	154,783
Goodwill	897,933	504,213
Total assets	$3,750,135	$2,685,274
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$231,967	$137,272
Debt	2,773,554	1,850,431
Other liabilities	79,675	95,100
Total liabilities	3,085,196	2,082,803
Commitments and contingencies
Redeemable noncontrolling interest	28,885	26,564
Redeemable equity component of convertible senior notes	9,073	—
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,794 shares and 25,457 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	258	255
Additional paid-in capital	125,310	171,819
Accumulated earnings	498,354	394,628
Accumulated other comprehensive (loss) gain	(922)	5,195
Total Encore Capital Group, Inc. stockholders’ equity	623,000	571,897
Noncontrolling interest	3,981	4,010
Total equity	626,981	575,907
Total liabilities, redeemable equity and equity	$3,750,135	$2,685,274
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$44,996	$62,403
Investment in receivable portfolios, net	993,462	620,312
Receivables secured by property tax liens, net	108,535	—
Property and equipment, net	15,957	13,755
Deferred court costs, net	17,317	—
Other assets	80,264	33,772
Goodwill	671,434	376,296
Liabilities
Accounts payable and accrued liabilities	$137,201	$47,219
Debt	1,556,956	846,676
Other liabilities	8,724	1,897

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues
Revenue from receivable portfolios, net	$255,248	$226,776	$992,832	$744,870
Other revenues	13,045	6,115	51,988	12,588
Net interest income	8,278	4,208	27,969	15,906
Total revenues	276,571	237,099	1,072,789	773,364
Operating expenses
Salaries and employee benefits	62,580	50,986	246,247	165,040
Cost of legal collections	52,065	49,265	205,661	186,959
Other operating expenses	21,663	20,531	93,859	66,649
Collection agency commissions	8,068	10,380	33,343	33,097
General and administrative expenses	35,778	32,284	146,286	109,713
Depreciation and amortization	8,070	5,020	27,949	13,547
Total operating expenses	188,224	168,466	753,345	575,005
Income from operations	88,347	68,633	319,444	198,359
Other (expense) income
Interest expense	(42,264)	(29,747)	(166,942)	(73,269)
Other income (expense)	305	40	113	(4,222)
Total other expense	(41,959)	(29,707)	(166,829)	(77,491)
Income from continuing operations before income taxes	46,388	38,926	152,615	120,868
Provision for income taxes	(16,819)	(15,278)	(52,725)	(45,388)
Income from continuing operations	29,569	23,648	99,890	75,480
Loss from discontinued operations, net of tax	(1,612)	(1,432)	(1,612)	(1,740)
Net income	27,957	22,216	98,278	73,740
Net (income) loss attributable to noncontrolling interest	(1,307)	737	5,448	1,559
Net income attributable to Encore Capital Group, Inc. stockholders	$26,650	$22,953	$103,726	$75,299
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$28,262	$24,385	$105,338	$77,039
Loss from discontinued operations, net of tax	(1,612)	(1,432)	(1,612)	(1,740)
Net income	$26,650	$22,953	$103,726	$75,299
Earnings (loss) per share attributable to Encore Capital Group, Inc.:
Basic earnings (loss) per share from:
Continuing operations	$1.09	$0.95	$4.07	$3.12
Discontinued operations	$(0.06)	$(0.05)	$(0.06)	$(0.07)
Net basic earnings per share	$1.03	$0.90	$4.01	$3.05
Diluted earnings (loss) per share from:
Continuing operations	$1.04	$0.87	$3.83	$2.94
Discontinued operations	$(0.06)	$(0.05)	$(0.06)	$(0.07)
Net diluted earnings per share	$0.98	$0.82	$3.77	$2.87
Weighted average shares outstanding:
Basic	25,979	25,645	25,853	24,659
Diluted	27,254	28,141	27,495	26,204

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2014	2013	2012
Operating activities:
Net income	$98,278	$73,740	$69,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,949	13,547	5,840
Impairment charge for goodwill and identifiable intangible assets	—	—	10,400
Non-cash interest expense	29,380	18,136	3,268
Stock-based compensation expense	17,181	12,649	8,794
Recognized loss on termination of derivative contract	—	3,630	—
Deferred income taxes	(48,078)	(28,188)	(7,474)
Excess tax benefit from stock-based payment arrangements	(11,928)	(5,609)	(4,123)
Loss on sale of discontinued operations	—	—	2,416
Reversal of allowances on receivable portfolios, net	(17,407)	(12,193)	(4,221)
Changes in operating assets and liabilities
Deferred court costs and other assets	(15,532)	(11,697)	2,893
Prepaid income tax and income taxes payable	22,180	(468)	7,060
Accounts payable, accrued liabilities and other liabilities	9,521	11,228	4,190
Net cash provided by operating activities	111,544	74,775	98,520
Investing activities:
Cash paid for acquisitions, net of cash acquired	(495,838)	(449,024)	(186,731)
Purchases of receivable portfolios, net of put-backs	(862,997)	(249,562)	(559,259)
Collections applied to investment in receivable portfolios, net	633,960	546,366	406,815
Originations and purchases of receivables secured by tax liens	(124,533)	(116,960)	(34,036)
Collections applied to receivables secured by tax liens	122,638	70,573	35,706
Purchases of property and equipment	(23,238)	(13,423)	(6,265)
Other	(5,189)	(5,210)	—
Net cash used in investing activities	(755,197)	(217,240)	(343,770)
Financing activities:
Payment of loan costs	(20,101)	(17,207)	(12,359)
Proceeds from credit facilities	1,343,417	659,940	508,399
Repayment of credit facilities	(1,184,244)	(630,163)	(289,673)
Proceeds from senior secured notes	288,645	151,670	—
Repayment of senior secured notes	(15,000)	(13,750)	(2,500)
Proceeds from issuance of convertible senior notes	161,000	172,500	115,000
Proceeds from issuance of securitized notes	134,000	—	—
Repayment of securitized notes	(29,753)	—	—
Repayment of preferred equity certificates, net	(693)	(39,743)	—
Purchases of convertible hedge instruments	(33,576)	(32,008)	(22,669)
Proceeds from sale of warrants	—	—	11,028
Repurchase of common stock	(16,815)	(729)	(49,270)
Taxes paid related to net share settlement of equity awards	(20,324)	(9,591)	(2,969)
Excess tax benefit from stock-based payment arrangements	11,928	5,609	4,123
Other, net	7,839	(548)	(4,397)
Net cash provided by financing activities	626,323	245,980	254,713
Net (decrease) increase in cash and cash equivalents	(17,330)	103,515	9,463
Effect of exchange rate changes on cash and cash equivalents	15,280	5,188	—
Cash and cash equivalents, beginning of period	126,213	17,510	8,047
Cash and cash equivalents, end of period	$124,163	$126,213	$17,510
Supplemental disclosures of cash flow information:
Cash paid for interest	$95,034	$50,181	$25,218
Cash paid for income taxes	69,948	66,759	46,297
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$8,341	$5,011	$5,287

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income From Continuing Operations to GAAP Net Income From Continuing Operations, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses For The Portfolio Purchasing And Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,
	2014			2013
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$28,262	$1.04	$1.08	$24,385	$0.87	$0.90
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,655	0.06	0.06	1,185	0.04	0.05
Acquisition and integration related expenses, net of tax	703	0.02	0.03	2,770	0.10	0.10
Adjusted income from continuing operations attributable to Encore	$30,620	$1.12	$1.17	$28,340	$1.01	$1.05

	Year Ended December 31,
	2014			2013
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$105,338	$3.83	$3.99	$77,039	$2.94	$3.01
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	6,413	0.23	0.24	3,274	0.12	0.13
Acquisition and integration related expenses, net of tax	9,898	0.36	0.37	16,285	0.63	0.64
Acquisition related other expenses, net of tax	—	—	—	2,198	0.08	0.08
Net effect of non-recurring tax adjustments	(2,291)	(0.08)	(0.08)	—	—	—
Adjusted income from continuing operations attributable to Encore	$119,358	$4.34	$4.52	$98,796	$3.77	$3.86

Encore Capital Group, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP net income, as reported	$27,957	$22,216	$98,278	$73,740
Adjustments:
Loss from discontinued operations, net of tax	1,612	1,432	1,612	1,740
Interest expense	42,264	29,747	166,942	73,269
Provision for income taxes	16,819	15,278	52,725	45,388
Depreciation and amortization	8,070	5,020	27,949	13,547
Amount applied to principal on receivable portfolios	139,075	124,520	614,665	534,654
Stock-based compensation expense	3,621	3,486	17,181	12,649
Acquisition and integration related expenses	1,951	4,260	19,299	25,691
Acquisition related other expenses	—	—	—	3,630
Adjusted EBITDA	$241,369	$205,959	$998,651	$784,308

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP total operating expenses, as reported	$188,224	$168,466	$753,345	$575,005
Adjustments:
Stock-based compensation expense	(3,621)	(3,486)	(17,181)	(12,649)
Operating expenses related to non-portfolio purchasing and recovery business	(25,866)	(12,755)	(97,165)	(36,511)
Acquisition and integration related expenses	(1,951)	(4,260)	(19,299)	(25,691)
Adjusted operating expenses	$156,786	$147,965	$619,700	$500,154